[EHRHARDT KEEFE STEINER & HOTTMAN PC LETTERHEAD]

October 1, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.

Gentlemen:

We have read Item 4 of Form 8-K (dated September 30, 2004), of Optigenex, Inc. and are in agreement with the statements contained in paragraphs i and ii therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              Sincerely,

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

Copy to Optigenex, Inc.